EMPLOYMENT AGREEMENT

                  This Employment Agreement (the "Agreement") is dated as of August 23, 1999, between FINANCIAL INTRANET, INC., a Nevada Corporation headquartered at 116 Radio Circle, Mount Kisco, New York 10549 (the "Company") and COREY RINKER, of 12 Stonewall Circle, West Harrison, New York 10604 ("Employee").

                                   WITNESSETH

                WHEREAS, the Company is engaged in the business of providing, in part, a proprietary, secured, on-demand text and video financial information network that links the Brokerage community and the Mutual Fund industry together and connects both to the individual investor, but with the current intention to expand such offerings to a broader based commercial and individual audience (the "Business"); and

                WHEREAS, the Company desires to employ Employee initially in the capacities of Chief Financial Officer and Vice President of Finance and Administration, with additional increased operational roles and responsibilities contemplated during the term hereof and subject to satisfactory performance during the term hereof and at the sole discretion of the President of the Company, and the Employee desires to accept such employment in such capacities to the Company on the terms and conditions set forth herein;

                NOW, THEREFORE, in consideration of the premises and the mutual covenants and obligations hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:


              1. EMPLOYMENT AND TERM. The Company hereby employs Employee, and Employee hereby accepts such employment in the capacities and on the terms and subject to the conditions set forth herein. Subject to the provisions for termination as hereinafter provided, the term of this Agreement shall commence on August 23, 1999 (the "Commencement Date") and end on December 31, 2002 (the "Original Term of Employment"). The terms of this Agreement may be extended by the Company for an additional period commencing on January 1, 2003 and ending on December 31, 2004 provided (a) the Company expressly informs Employee in writing six (6) months before December 31, 2002 that it intends to extend the term of this Agreement on terms equal to, or better than, the terms of the Original Term of Employment and (b) Employee accepts the extension and terms of this Agreement for such additional period. The additional period, if any, together with the Original Term of Employment are hereinafter collectively referred to as the "Term of Employment". If the Company does not inform Employee of the


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      extension of this  Agreement,  this Agreement shall expire on December 31,
      2002 unless terminated earlier as provided herein. Employee accepts and agrees to such employment, subject to the general supervision, advice and direction of the President.

          2. DUTIES. During the Term of Employment, Employee agrees to perform faithfully, industriously, and to the best of Employee's ability, experience, and talents, all of the duties that may be required by the express and implicit terms of this Agreement and which are both customarily performed by an employee situated in similar position and to the reasonable satisfaction of the President of the Company. Such duties shall be provided at such places as the needs, business, or opportunities of the Company may require from time to time and shall include, but not be limited to, attending to all financial matters related to the Company including financial reporting, mergers & acquisitions, other capital structure matters and investor relations, SEC and other regulatory compliance, outside counsel, accountants, and other consultants as may be engaged, and building and managing the administrative and accounting department's functions, roles and responsibilities. It is further contemplated by the parties hereto that, subject to satisfactory performance by Employee and at the discretion of the President, Employee's responsibilities will be increased over the term hereof to include additional operational oversight and management

          Employee shall not, without prior written consent of the President of the Company during the Term of Employment, other than the Performance of duties naturally inherent in the business of the Company as applicable, perform services of any professional or commercial nature for any other person or firm, whether for compensation or otherwise; provided, however, that so long as it does not interfere with his employment hereunder, Employee may: (a) attend to outside investments; (b) serve as a director, trustee, or officer of or otherwise participate in professional, educational, welfare, social, religious and civic organizations; and (c) serve as a director, officer or employee of any other entity if and to the extent consented to in writing by the President of the Company.

          Employee  shall  arrange  his  affairs  and  lifestyle  so that he can perform his duties from the Company's offices currently located at 116 Radio Circle, Mount Kisco, New York or at office facilities at such other locations approved by the President of the Company. If Employee fails to continue to perform his duties upon a reasonable change of the current Company headquarters, this contract shall be deemed terminated for cause by the Company.

          3. COMPENSATION, AND BENEFITS. As compensation to Employee for the services provided by Employee under this Agreement, the Company will initially pay Employee an annual base salary of $135,000 payable in accordance with the Company's usual payroll procedures. In addition, Employee will be eligible for annual incentive bonuses and stock option awards which will be at the sole discretion of the President of the Company. Upon termination of this Agreement, salary payments under this paragraph shall cease; provided, however, that Employee shall be entitled to payments of salary and incentives for periods if any have been awarded for partial periods that occur-red prior to the date of termination and for which Employee has not yet been paid. Accrued vacation will be paid in accordance with state law and the Company's customary procedures. This section of the Agreement is included only for accounting and payroll purposes and shall not be construed as establishing a minimum or definite term of employment.

           Employee agrees that the Company, or its subsidiaries and affiliates, as applicable, shall withhold from any and all compensation paid to and required to be paid to Employee pursuant to this Agreement, all federal, state, local and/or other taxes which the Company determines are required to be withheld in accordance with the applicable statutes or regulations then in effect and all amounts required to be deducted in respect of Employee's coverage under applicable benefit plans. In addition, Employee, upon signing of this Agreement, is hereby granted an option to purchase up to 1,750,000 shares of the Company's Common Stock (the "Option") at a price per share equal to eighty percent (80%) of the per share closing bid price on the third month anniversary date of the signing of this Agreement (the "Grant Date"). Employee shall have the right to exercise thirty three and one third percent (33.33%) of the options at the end of each twelve-month period of the Original Term of Employment; provided further, however, that upon a change of control of the Company, as defined below in this Paragraph 3, all such remaining unvested Options held by Employee shall immediately then become fully vested and exercisable. Such options shall expire with termination for cause or after ninety (90) days without cause or upon the last date of the Original Term of Employment or any extension thereof whether exercised in whole or in part.

                      For the purpose of this Agreement, a "Change of Control" shall mean:

                      (a) the  acquisition  by  any  individual, entity or group
                          (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended of beneficial ownership (within the meaning of Rule 13d-3 promulgated under such Act) of 25% or more of either
                          (i) the then outstanding shares of common stock of the Company or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; or


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                      (b) approval by the shareholders of the Company  of  (i) a complete liquidation  or dissolution of the Company or
                          (ii) the  sale  or  other  disposition   of   all   or
                          substantially all of the assets of the Company.

            The Option is personal to Employee and shall not be encumbered or otherwise disposed of, except that in the event of the death of Employee, his estate shall have the right, within six (6) months after his death, to exercise the Options available to Employee at the time of his death. The Option shall be exercised by written notice as called for in this Agreement.

        Delivery of the certificates representing the shares called for under the Option shall be made promptly after receipt of such notice of exercise and against the payment of the purchase price by certified check or cashier's check.

        The shares issued pursuant to the grant of the Option in accordance with the terms of this paragraph shall be restricted shares and may not be sold, exchanged, transferred, pledged, hypothecated, or otherwise disposed of except as provided for under rule 144 of the Securities Act of 1933 (the "Act") and:
(i) said Common Stock shall be held indefinitely unless (1) distribution of said Common Stock has been made registered under the Act, (2) a sale of said Common Stock is made in conformity with the provisions of Rule 144 of the Act, or (3) in the opinion of counsel acceptable to the Company, some other exemption from registration is available; (ii) Employee will not make any sale, transfer or other disposition of said Common Stock except in compliance with the Act and Rules and Regulations thereunder; (iii) Employee is familiar with all of the provisions of Rule 144 including (without limitation) the holding period thereunder; (iv) the Company is under no obligation to register the sale, transfer or other disposition of said Common Stock by Employee or on his behalf or to take any other action necessary in order to make compliance with an exemption from registration available; and (v) there shall be a restrictive legend placed on the certificates for said Common Stock stating in substance:

                   "The shares represented by this certificate have not been registered under the Securities Act of 1933 and may not be sold, pledged, or otherwise transferred except pursuant to an effective registration statement under said Act, SEC rule 144 or an opinion of counsel acceptable to the Company that some other exemption from registration is available."

        4. REIMBURSEMENT FOR EXPENSES IN ACCORDANCE WITH COMPANY POLICY. The Company shall reimburse Employee for reasonable and normal out-of-pocket expenses in accordance with its policies in effect from time to time and including, but not limited to, professional dues, meetings and related expenses.

        5. RECOMMENDATIONS FOR IMPROVING OPERATIONS. Employee shall provide the Company with all information, suggestions and recommendations regarding the Company's business of which Employee has knowledge that will be of benefit to the Company.

          6. VACATION, HOLIDAYS AND RELATED BENEFITS. Employee shall be entitled to such employee benefits as the Company currently offers or may offer to its other similarly situated executives which include three (3) weeks vacation per annum, holidays, and other related benefits in accordance with the Company's policies.

          7. INSURANCE BENEFITS. Employee shall be entitled to insurance benefits, in accordance with the Company's applicable insurance contract(s) and policies and applicable state law, and similar to those of other executives of the Company. These benefits shall include, but may not be limited to, health insurance and Directors and Officers insurance.

          8. OTHER BENEFITS. Employee shall be entitled to the following additional benefits, and such other benefits as may be provided in accordance with the Company's policies in effect from time to time: (i) participation in the Company's pension and/or profit-sharing plans, 401(k) plan and incentive stock option plans in accordance with the plan's terms and the requirements of law; and (ii) participation in any other benefits similar to those of other executives of the Company, including, commencing on April 1, 2000, an initial car allowance of $400 per month and a car insurance allowance of $100 per month



          9.TERMINATION.   This  Agreement  may be terminated by either party as
follows:

         (a) The Company for any reason may cancel the term of this contract within the first three months of employment. If this event occurs Employee shall be entitled to a percentage of the first year options based on the time worked.

         (b) The Company may terminate this Agreement for cause immediately upon written notice to Employee. "Termination for cause" shall mean discharge by the Company by reason of the following: (i) Employee's conviction of any act which constitutes a felon offense under applicable law in connection with the performance of Employee's obligations on behalf of the Company or which affects Employee's ability to perform his obligations as an employee of the Company or under any employment agreement, non-competition agreement, confidentiality agreement or like agreement or covenant between Employee and the Company or which materially an adversely affects the reputation and business activities of the Company;(ii) Employee's willful misconduct in connection wit h the performance of Employee's duties and responsibilities as an employee of the Company; (iii) Employee's commission of an act of embezzlement fraud or dishonesty which results in a loss, damage or injury to th Company; (iv) Employees's substantial and continuing neglect or gross negligence in the performance of Employee's duties as an employee of the Company;
         (v) Employee's unauthorized use or unauthorized disclosure of any trade secret or confidential information of the Company which adversely affects the business of the Company; provided, that any disclosure of any trade secret or confidential information of the Company to a third party in the ordinary course of business who signs a confidentiality agreement shall not be deemed a breach of this subparagraph; (vi) substance or alcohol abuse for which Employee fails to undertake and maintain treatment within 5 days after requested by the Company or (vii) Employee's continuing material failure or refusal to perform his duties in accordance with the terms of this Agreement or to carry out in all material respects the lawfu directives of the President; provided that discharge pursuant to this subparagraph
         (viii) shall constitute discharge for cause only if Employee has first received written notice from the President of the Compan stating with specificty the nature of such failure or refusa and, if requested by Employee within 5 days thereafter, Employee is afforded a reasonable opportunity to be heard before the Board.


        Upon such termination for cause, Employee shall lose all right, title and interest in and to all payments required to be made in accordance with the provisions of this Agreement, and the Company shall have no further obligation to Employee hereunder, except for compensation pursuant to Paragraph 3 to which Employee is entitled through the date of termination, bonus compensation to which Employee is entitled for and in respect of the preceding fiscal year if not theretofore paid, and any benefits referred to in Paragraphs 3, 6, 7 and 8 hereof to which Employee has a vested night under the terms and conditions of the plan or program pursuant to which such benefits were granted. The compensation paid under this Agreement shall be the Employee's exclusive remedy.

        (c) The Company may terminate the Employee without cause at any time, including termination due to the elimination of Employee's position due to a change of control of the Company as defined in Paragraph 3 herein. In the event of termination of Employment without cause or due to such change of control during the term of this Agreement, including any extension thereof, the Company shall pay or provide to Employee (in addition to the salary, bonus and other compensation to which Employee shall be entitled or which Employee shall have earned pursuant to Paragraph 3 hereof through the date of such termination and any benefits referred to in Paragraphs 3, 6, 7 and 8 hereof in which Employee has a vested right under the terms and conditions of the plan or program pursuant to which such benefits were granted), the full compensation and benefits as set forth or referred to in Paragraph 3 for what would, absent such termination, have been the remaining term hereof to be paid at the time such compensation and benefits would have been due under this Agreement. In addition, any stock options to which he is entitled will become fully vested immediately.

        (d) Employee may terminate this Agreement upon 60 days' written notice; provided, however, that the Company can waive this notice and agree with Employee to an earlier termination date. Upon termination by Employee, all obligations of the Company and Employee under this Agreement will cease as of the date of final termination, except Employee's obligations under Paragraphs 12 and 13 shall survive.


          10. TERMINATION FOR DEATH OR DISABILITY. The Company shall have the option to terminate this Agreement if Employee dies or becomes permanently disabled and is no longer able to perform the essential functions of the position with reasonable accommodation. The Company shall exercise this option by giving ninety days (90) written notice to Employee or his beneficiary, who shall be entitled to a pro rata portion of any incentive bonuses to which he is entitled. Salary will cease at the end of this ninety-day period. In addition, any stock options to which he is entitled will become fully vested immediately.

          11. COMPLIANCE WITH COMPANY RULES. Employee agrees to comply with all of the rules and regulations of the Company.

          12. RETURN OF PROPERTY. Upon termination of this Agreement, Employee shall deliver all property (including keys, records, data, memoranda, models and equipment) that is in Employee's possession or under his control which is the Company's property or related to the Company's business. Such obligation shall be governed by any Paragraph 13 herein or separate confidentiality or proprietary rights agreement signed by Employee.

          13. CONFIDENTIALITY, OWNERSHIP. (a) During the Term of Employment and for a period of twelve (12) months thereafter, so long as the Company is in business, the Employee shall not disclose, divulge, discuss, copy or otherwise use or suffer to be used in any manner, in competition with or contrary to the interests of, the Company, or any of its subsidiaries, the customer lists, market research, or other trade secrets of the Company and its subsidiaries, it being acknowledged by Employee that all such information regarding- the business of the Company and its subsidiaries complied or obtained by or furnished to the Employee while Employee shall have been employed by or associated with the Company is confidential information and the Company's exclusive property, provided, however, this restriction shall not apply to: (a) any information that is considered by law, custom or otherwise to be generic to the industry or trade of the Company; (b) any information developed by Employee either individually or jointly with others prior to his employment; (c) information which is now in or hereafter enters the public domain without any violation of this Agreement; and
(d) information disclosed in good faith to Employee by a third party legally entitled to disclosure the same.

        Notwithstanding anything to the contrary contained in this Paragraph 13, Employee may disclose any confidential or proprietary information to the extent required by court order or decree or by the rules and regulations of a government agency or as otherwise required by law; provided, however, that Employee shall provide the Company with prompt notice of such required disclosure in advance thereof so that the Company may seek the appropriate protective order in respect of such required disclosure.


          14. WAIVER. The waiver by the Company of a breach of any provision of this Agreement by Employee shall not operate or be construed as a waiver of any subsequent breach by him. The waiver by Employee of a breach of any provision of this Agreement by the Company shall not operate or be construed as a waiver of any subsequent breach by the Company.


          15. ARBITRATION. All claims, disputes and other matters in question between the parties to this Agreement or breach thereof shall be decided by arbitration in accordance with the commercial rules of the American Arbitration Association then in effect unless the parties mutually agree in writing otherwise. Notice of the demand for arbitration shall be filed in writing with the other party to this Agreement and the American Arbitration Association. Any arbitration shall take place in New York, NY.


          16. NOTICES. All notices required or permitted under this Agreement shall be in writing and shall be deemed delivered when delivered in person or sent by certified United States mail or overnight delivery service, addressed as follows:

            to the Company:                              to Employee:

            FINANCIAL INTRANET, INC.                     COREY RINKER
            MICHAEL SHEPPARD                             112 Stonewall Circle
            President & Chief Operating Officer          West Harrison, NY 10604
            116 Radio Circle
            Mount Kisco, NY 10549

         Such addresses may be changed from time to time by either party by providing written notice in the manner set forth above.


          17. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties and there are no other promises or conditions in any other agreement whether oral or written. This Agreement supersedes any prior written or oral agreements between the parties, and may be changed or terminated only by agreement in writing signed by the parties hereto.


          18. SEVERABILITY. If any provisions of this Agreement shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Agreement is invalid or unenforceable, but that by limiting such provision it would become valid or enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.


          19. WAIVER OF CONTRACTUAL RIGHT. The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this Agreement.


          20. APPLICABLE LAW. The laws of the State of New York shall govern this Agreement.

          21. NO CONFLICTS. Employee hereby represents and warrants to the Company that his execution, delivery and performance of this Agreement and any other agreement to be delivered pursuant to this Agreement shall not (1) require the consent, approval or action of any other person or (ii) violate, conflict with or result in breach of any of the terms of, or constitute (or with notice of lapse of time of the time or both constitute) a default under, any agreement, arrangement or understanding with respect to Employee's employment to which Employee is a party or by which Employee is bound or subject. Employee agrees to indemnify and hold harmless the Company, its directors, officers, employees, agents, representatives, and affiliates (and such affiliates, directors, officers, employees, agents and representatives) from and against any and all losses, liabilities or claims (including interest, penalties and reasonable attorney's fees, disbursements and related charges) based upon or arising out of the Employee's breach of any of the foregoing representations and warranties in Paragraph 2.

          22. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to Employee that (a) the Company is a corporation duly organized, validly existing and in good standing under the laws of Nevada, and has all requisite corporation power and authority to enter into execute and deliver this Agreement, fulfill its obligations hereunder and consummate the transactions contemplated hereby and (b) the execution and delivery of, performance of obligations under and consummation of the transaction contemplated by this Agreement has been duly authorized and approved by all requisite corporation action.

The Company agrees to indemnify and hold harmless the employee while he is acting in the scope Of his employment from and against any losses, liabilities or claims (including interest, penalties and reasonable attorney's fees, disbursements and related charges) based upon or arising out of Employee's employment.

          23. EFFECTIVE DATE. This Agreement shall be effective as of the date first written above.

          24. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be original, but all of which taken together shall constitute one and the same instrument,


            IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written below.

Company:

FINANCIAL INTRANET, INC.

By:

         /s/ Michael Sheppard

         President & Chief Operating Officer

         8/23/99
         Date:



AGREED TO AND ACCEPTED:

Employee-.

         Corey Rinker

         8/23/99
         Date